Exhibit 99a5

NINTH AMENDMENT OF FORTUNE BRANDS
RETIREMENT SAVINGS PLAN
(As Amended and Restated Effective as of October 1, 1999)

AMENDMENT:
Effective as of August 1, 2003, except where indicated otherwise

1.     Amend the Plan by substituting the following for Section 1.01(oo):

“(oo) ‘Investment Fund(s)’ means the funds listed in Section 5.01(a) and the Loan Fund held under the Trust Fund.”

2. Amend the Plan by redesignating Section 2.03 as Section 2.04 and adding the following new Section 2.03:

               “2.03.      Plan-to-Plan Transfers. If an individual who is participating in another plan within the Trust (the ‘Transferor Plan’) becomes eligible to participate in this Plan due to a change in job position, the Trustee will transfer his account balance under the Transferor Plan into this Plan, and all salary reduction agreements and investment elections will remain the same as the elections under the Transferor Plan immediately prior to such transfer. This automatic plan-to-plan transfer will occur on or about the first of the month following the quarter in which the change in job position occurs. In the event a Participant, due to a change in job position, becomes ineligible to participate in this Plan but becomes eligible to participate in another plan within the Trust (the ‘Transferee Plan’), the Trustee will cause his Account Balance to be transferred to the applicable Transferee Plan on or about the first of the month following the quarter in which the change in job position occurs.”

3. Amend Section 5.01(a) of the Plan by substituting the following:

               “(a)      Separate Funds. The Trust Fund will consist of the following separate Investment Funds, to be administered as provided in Sections 5.03 through 5.19, respectively, and the ‘Loan Fund,’ to be administered as provided in Article X:

(1) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (12) (13) (14) (15) (16) (17) (18)	Fortune Stock Fund;
Gallaher Stock Fund;
Short-Term Investment Fund;
Intermediate Bond Fund(s);
Corporate/Government Bond Fund;
Growth-Oriented Diversified Fund;
Balanced Fund;
Core Equity Fund(s);
Small-Cap Value Equity Fund;
Small-Cap Growth Equity Funds;
Mid-Cap Value Equity Fund;
Large-Cap Value Equity Fund;
Equity Fund;
S&P 500 Index Fund;
Large Cap Growth Equity Funds;
International Equity Fund(s);
International Growth and Income Equity Fund; and
Lifestyle Funds.

4. Effective November 1, 2003, amend Section 5.01(a) of the Plan by substituting the following:

“(a) Separate Funds. The Trust Fund will consist of the following separate Investment Funds, to be administered as provided in Sections 5.03 through 5.19, respectively, and the ‘Loan Fund,’ to be administered as provided in Article X:

(1) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (12) (13) (14) (15) (16) (17)	Fortune Stock Fund;
Gallaher Stock Fund;
Short-Term Investment Fund;
Intermediate Bond Fund(s);
Corporate/Government Bond Fund;
Balanced Fund;
Core Equity Fund(s);
Small-Cap Value Equity Fund;
Small-Cap Growth Equity Funds;
Mid-Cap Value Equity Fund;
Large-Cap Value Equity Fund;
Equity Fund;
S&P 500 Index Fund;
Large Cap Growth Equity Funds;
International Equity Fund(s);
International Growth and Income Equity Fund; and
Lifestyle Funds.”

5. Amend Section 5.02(a) of the Plan by substituting the following sentence for the third sentence thereof:

“Any Tax Deferred Contributions that are automatically made pursuant to Section 4.01(b) and Company Matching Contributions thereon will be invested in the age-appropriate Lifestyle Fund, based on uniform procedures established by the Plan Administrator, until the Participant elects to change his investment of such contributions in accordance with this Section 5.02(a) or Section 5.02(b).”

6.     Amend Section 5.02(b) of the Plan by adding the words “or Section 5.02(f)” immediately following “5.02(d)".

7.     Amend Section 5.02(e) of the Plan by substituting “age-appropriate Lifestyle Fund, based on uniform procedures established by the Plan Administrator” for “Balanced Fund”.

8.     Amend Section 5.02(f) of the Plan by substituting the following:

                “(f)      2003 Transition Period. Effective August 1, 2003, additional mutual funds (‘New Funds’) will be available under the Investment Funds listed in Section 5.01(a). Effective November 1, 2003, certain mutual funds (‘Closing Funds’) will no longer be available under the Investment Funds listed in Section 5.01(a). Effective August 1, 2003, no new investment elections for the Closing Funds, and no interfund transfers into the Closing Funds, will be permitted. Investment elections in effect as of July 31, 2003 designating investment of contributions into the Closing Funds will remain in effect until October 31, 2003, or such earlier date as a Participant may make a new investment election. After the close of business on October 31, 2003, any contribution investment elections designating a Closing Fund will become invalid and will be replaced by a designation of a New Fund with similar risk/reward characteristics, based on uniform rules established by the Plan Administrator. Likewise, any assets remaining in a Closing Fund as of the close of business on October 31, 2003, will be automatically transferred to a New Fund with similar risk/reward characteristics, based on uniform rules established by the Plan Administrator.”

9.     Amend the Plan by substituting the following Sections 5.04 through 5.19 for Sections 5.04 through 5.18, and by redesignating Sections 5.19 through 5.27 as Sections 5.20 through 5.28 (and any references to such sections are redesignated accordingly):

                “5.04.      Investment of Short-Term Investment Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Short-Term Investment Fund, including all income thereon and increments thereto, will be invested and reinvested in bonds, debentures, mortgages, equipment or other trust certificates, notes, obligations issued by or guaranteed by the United States Government or its agencies, domestic bank certificates of deposit, domestic bankers’ acceptances and repurchase agreements, and high grade commercial paper, all of which will bear a fixed rate of return and are intended to minimize market fluctuations, as selected by the Investment Manager, or if there is no such Investment Manager, by the Trustee (which may include investment in the Trustee’s short-term collective investment fund); provided, however, that the Trusts Investment Committee may determine that the Short-Term Investment Fund be comprised of a mutual fund or funds having substantially the foregoing characteristics.

                5.05.      Investment of Intermediate Bond Fund(s). Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Intermediate Bond Fund(s), including all income thereon and increments thereto, will be invested and reinvested primarily in such obligations issued or guaranteed by the United States Government or its agencies, or by any State or local government or their agencies, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Intermediate Bond Fund(s) be comprised of a mutual fund or funds having substantially the foregoing characteristics.

                5.06.      Investment of Corporate/Government Bond Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Corporate/Government Bond Fund, including all income thereon and increments thereto, will be invested and reinvested primarily in investment grade corporate bonds, bonds issued by the United States Government or its agencies, domestic bank obligations and commercial paper, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Corporate/Government Bond Fund be comprised of a mutual fund or funds having substantially the foregoing characteristics.

                5.07.      Investment of Growth-Oriented Diversified Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Growth-Oriented Diversified Fund, including all income thereon and increments thereto, will be invested and reinvested in such bonds, debentures, notes, equipment trust certificates, investment trust certificates, preferred stocks, common stocks, other securities (including any bonds, debentures, stock and other securities of Fortune) primarily of companies with strong financial characteristics and good long-term prospects for above-average earnings or sales growth, or other properties, not necessarily of the nature hereinbefore itemized, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Growth-Oriented Diversified Fund be comprised of a mutual fund or funds having substantially the foregoing characteristics. This Investment Fund is no longer available as of November 1, 2003.

                5.08.      Investment of Balanced Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Balanced Fund, including all income thereon and increments thereto, will be invested and reinvested primarily in companies which have a low price relative to the company’s earnings or cash flow, or relative to the past price history of the stock, as selected by the Investment Manager or, if there is no such Invest-ment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Balanced Fund be comprised of a mutual fund or funds having substantially the foregoing characteristics.

                5.09.      Investment of Core Equity Fund(s). Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Core Equity Fund(s), including all income thereon and increments thereto, will be invested and reinvested in any and all common stocks, preferred stocks and other equity securities which the Investment Manager believes have a low price relative to the company’s earnings or cash flow, or relative to the past price history of the stock, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Core Equity Fund(s) be comprised of a mutual fund or funds having substantially the foregoing characteristics.

                5.10.      Investment of Small-Cap Value Equity Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Small-Cap Value Equity Fund, including all income thereon and increments thereto, will be invested and reinvested primarily in small companies that have the potential to grow fast, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Small-Cap Value Equity Fund be comprised of a mutual fund or funds having substantially the foregoing characteristics.

                5.11.      Investment of Small-Cap Growth Equity Funds. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Small-Cap Growth Equity Funds, including all income thereon and increments thereto, will be invested and reinvested primarily in small to medium-size companies that are early in their life cycle but which have the potential to become major enterprises (emerging growth companies), as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Small-Cap Growth Equity Funds be comprised of a mutual fund or funds having substantially the foregoing characteristics.

                5.12.      Investment in the Mid-Cap Value Equity Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Mid-Cap Value Equity Fund, including all income thereon and increments thereto, will be invested primarily in securities of companies that are believed to possess valuable fixed assets or that are believed to be undervalued in relation to factors such as assets, earnings or growth potential, as selected by the Investment Manager, or if there is no Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Mid-Cap Value Fund Equity be comprised of a mutual fund or funds having substantially the foregoing characteristics.

                5.13.      Investment of Large-Cap Value Equity Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Large-Cap Value Equity Fund, including all income thereon and increments thereto, will be invested and reinvested primarily in income-producing equity securities, such as large cap ‘value’ stocks, and potentially in other types of equity and debt securities, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Large-Cap Value Equity Fund be comprised of a mutual fund or funds having substantially the foregoing characteristics.

                5.14.      Investment of Equity Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Equity Fund, including income thereon and increments thereto, will be invested and reinvested primarily in common stock of domestic and foreign issuers (‘growth’ or ‘value’ stocks, or both) whose value the Investment Manager believes is not fully recognized by the public, provided, however, that the Trusts Investment Committee may determine that the Equity Fund be comprised of a mutual fund or mutual funds having substantially the foregoing characteristics.

                5.15.      Investment of S&P 500 Index Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the S&P 500 Index Fund, including all income thereon and increments thereto, will be invested and reinvested in a mutual fund that invests in 500 stocks that make up the S&P 500 proportionately to each stock weighting in the index, as selected by the Trusts Investment Committee.

                5.16.      Investment of Large-Cap Growth Equity Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Large-Cap Growth Equity Fund, including all income thereon and increments thereto, will be invested and reinvested primarily in stocks of medium to large-size companies with above-average earnings or sales growth, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Large-Cap Growth Equity Fund be comprised of a mutual fund or funds having substantially the foregoing characteristics.

                5.17.      Investment of International Equity Fund(s). Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the International Equity Fund(s), including all income thereon and increments thereto, will be invested and reinvested primarily in stocks of companies incorporated outside the United States, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the International Equity Fund(s) be comprised of a mutual fund or funds having substantially the foregoing characteristics.

                5.18.      Investment of International Growth and Income Equity Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the International Growth and Income Equity Fund, including all income thereon and increments thereto, will be invested and reinvested primarily in stocks of companies incorporated outside the United States with a focus on those that pay current dividends and show potential for capital appreciation, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the International Growth and Income Equity Fund be comprised of a mutual fund or funds having substantially the foregoing characteristics.

                5.19.      Investment of Lifestyle Funds. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Lifestyle Funds, including all income thereon and increments thereto, will be invested and reinvested in a combination of stock, bond and money market mutual funds, with the Lifestyle 2040 Fund (initially invested primarily in stock funds) and each other Lifestyle Fund that has a retirement horizon (2000, 2010, 2020 and 2030) becoming more conservatively invested over time, and the Lifestyle Income Fund investing in a higher percentage of money market and bond funds and a smaller percentage of equity funds, all as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the each of the Lifestyle Funds be comprised of mutual funds having substantially the foregoing characteristics.”

10.     Amend Sections 5.21(e), 5.22(d), 5.26(e), 7.06 and 10.06 by substituting the phrase “age-appropriate Lifestyle Fund based on uniform procedures established by the Plan Administrator” for “Balanced Fund” where the latter appears in such sections.

11.     Amend Section 11.01(a) of the Plan by substituting the following for the third sentence thereof:

“The Board of Directors will have the sole authority to appoint and remove the members of the Committee, the members of the Trusts Investment Committee and the Trustee, and to amend or terminate, in whole or in part, this Plan or the Trust; provided, however, that the Committee will have the authority to amend the Plan to the extent permitted under a written delegation of authority by the Board of Directors.”

12. Amend Section 11.07(g) of the Plan by substituting the following:

“(g) to amend the Plan to the extent permitted under a written delegation of authority by the Board of Directors.”

13. Amend Section 12.01 of the Plan by substituting the following for the first sentence:

“All the assets of the Plan will be held in the Trust for use in accordance with the provisions of the Plan in providing benefits for Participants, former Participants and Beneficiaries.”

14. Amend Section 13.01 of the Plan by substituting the following for the first sentence thereof:

“Fortune will have the power by action of its Board of Directors at any time and from time to time to amend, replace or terminate, in whole or in part, this Plan; provided that the Committee will have the power at any time to amend the Plan to the extent permitted under a written delegation of authority by the Board of Directors.

Pursuant to the authority delegated to it by the Board of Directors of Fortune Brands, Inc., this amendment is adopted by the Corporate Employee Benefits Committee.

Date: July 29, 2003	By:	FORTUNE BRANDS, INC. By: /s/ FRANK J. CORTESE Chairman, Corporate Employee Benefits Committee